UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2015

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 26, 2015 (i) Omega Commercial Finance Corporation (the “Registrant”), a Wyoming corporation entered into a definitive strategic alliance agreement with (ii) Rene Gomes De Sousa., (“SOUSA”) for the formation of Omega CRE Investments LLC (the “Strategic Alliance”).

The Strategic Alliance is to specialize in owning institutional quality commercial real estate core/core plus, value-add and opportunistic real estate assets. Under this agreement SOUSA is required to contribute free and clear rural land that encompasses 33,318 acres valued at $88,062,555 based on a March 15, 2014 appraisal and is located in the Boca do Acre a municipality in the State of Amazonas, Brazil.

SOUSA shall convey/transfer One Hundred Percent (100%) ownership to Omega CRE Investments LLC under which the Registrant and SOUSA are each Fifty Percent (50%) equal owners of Omega CRE Investments LLC. Furthermore each party agrees that SOUSA shall receive a 60% profit split and Registrant shall receive a 40% profit split.

The foregoing summary of the Agreement is qualified in its entirety by the agreement attached as Exhibit 10.1 collectively with this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibit.

10.1 - Definitive Omega Commercial Finance Corporation & Rene Gomes De Sousa Strategic Alliance Agreement for Omega CRE Investments LLC dated April 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2015

OMEGA COMMERCIAL FINANCE CORPORATION

By:       /s/ Jon S. Cummings, IV

Jon S. Cummings, IV, President